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           50 NEW SIMULATORS ON ORDER AT ELAN MOTORSPORTS TECHNOLOGIES

         INDIANAPOLIS (August 24, 2004) - William R. Donaldson, Chairman and CEO of Interactive Motorsports and Entertainment Corp. (OTCBB:IMTS), announced today that 50 new simulators have been ordered with Elan Motorsports Technologies
(EMT).
         With this order in hand, EMT is dedicating 8 bays for manufacturing and assembly at their facility in Braselton, Georgia, and they will immediately increase staff to meet the initial objective of completing 2 simulators per week.
         "This initial order covers our current contractual obligations, and provides us with planned inventory to meet the market demand for first and second quarter of next year" said Donaldson. "We believe that the manufacture of 2 simulators per week will be the minimum requirement to meet the expected demand from the amusement industry and the interactive mobile entertainment market for the 2005 season."


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Forward-looking statements
Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Interactive Motorsports and Entertainment Corporation, are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, the outlook of the economy and the effect on future revenues, access to and cost of capital, uncertainty of new product development, competition, and dependence on updated technology and licenses and leases.

Contact
Steve Wagoner: InvestorRelations@SMSonline.com; (800) 766-2782
Investor Relations on the web:http://www.SMSonline.com/company/inv_rel_index.asp

              Interactive Motorsports and Entertainment Corporation
                                  (OTCBB:IMTS)
         Corporate Office: 5624 West 73rd Street, Indianapolis, IN 46278
                     Phone: 317-295-3500 - Fax: 317-298-8924
                                www.SMSonline.com